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  As filed with the Securities and Exchange Commission on January 30, 1998

                                                           Registration No.

===============================================================================

                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          JACOR COMMUNICATIONS, INC.
                          --------------------------
             (Exact name of registrant as specified in its charter)


                DELAWARE                               31-0978313
 --------------------------------------   -------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)


                          50 E. RiverCenter Boulevard
                                  12th Floor
                           Covington, Kentucky 41011
                           -------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

       NONE                                     NONE
     --------                                 --------


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. / /

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) and is effective pursuant to General Instruction A(d), please check the following box. /X/

     Securities to be registered pursuant to Section 12(g) of the Act:

                      LIQUID YIELD OPTION NOTES DUE 2018
                      ----------------------------------
                             (Title of Class)


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities contained in Jacor Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-40127) declared effective by the Securities and Exchange Commission on November 26, 1997, together with all amendments thereto, now or hereafter filed, is hereby incorporated by reference into this registration statement.


ITEM 2.  EXHIBITS.

     I. Listed below are the exhibits filed as a part of this registration statement:

            1. Form of Indenture. Incorporated by reference to Exhibit 4.20 to Jacor's Form S-3 Registration Statement (File No. 333-40127).

            2. Form of Liquid Yield Option Note (attached as Exhibit A to the Indenture incorporated by reference as described above).

    II.     Not applicable.


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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  January 30, 1998          Jacor Communications, Inc.




                                  By:    /s/ Jon M. Berry
                                         -----------------------------------
                                  Name:  Jon M. Berry
                                  Title: Senior Vice President and Treasurer


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